Exhibit 5.32

CONSENT OF L. GRENIER

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation (File No. 333-190073).

/s/ Louis Grenier
By:	Louis Grenier, Geo
Title:	Geologist

Dated:	January 15, 2014